EXHIBIT 10.12.1

              AMENDMENT NO. 3 AND CONSENT AND WAIVER


        This Amendment No. 3 and Consent and Waiver dated effective as of August 12, 1999 ("Amendment") is by Union
   Bank of California, N.A. and Den norske Bank ASA
   (collectively, the "Banks") in favor of RAM Energy, Inc., a Delaware corporation ("Borrower").

                           INTRODUCTION

        A. The Borrower, the Banks and Union Bank of California, N.A., as agent for the Banks (the "Agent"), have entered into the Second Amended and Restated Credit Agreement dated as of February 3, 1998, as amended by Amendment No. 1 and Waiver dated as of August 17, 1998 and Amendment No. 2 and Waiver dated as of March 31, 1999 (the "Credit Agreement").

        B. The Borrower wishes to sell all of its right, title and interest in the Oil and Gas Properties described on Schedule I attached hereto outside the ordinary course of business in one or more transactions ("Asset Sales").

        C. The proposed Asset Sales violate several provisions of the Credit Agreement and the other Credit
   Documents, including, but not limited to, Section 6.04 of the Credit Agreement.

        D.   The Banks are willing to consent to the Asset
   Sales and to make certain other amendments subject to the terms of this Agreement.

        THEREFORE, the Agent, the Borrower and the Banks hereby agree as follows:

        Section 1.     Definitions; References.  Unless
   otherwise defined in this Amendment, each term used in this Amendment which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

        Section 2.     Consent and Waiver.  The Banks hereby
   (a) consent to the Asset Sales as described above and (b) waive any and all defaults arising or which may have heretofore arisen under Section 6.04 of the Credit Agreement resulting from the execution, delivery or performance of the transactions and agreements in connection with the Asset Sales; provided that (i) the Net Cash Proceeds from each Asset Sale are deposited directly by the seller of such Oil and Gas Properties into Account No. 0880423444, "UBOC CL RAM Energy" maintained at Union Bank of California, N.A. (the "Cash Collateral Account") on the terms and in the manner described in Section 3 below and (ii) the Borrower receives Net Cash Proceeds in an amount greater than or equal to the minimum release price set forth for each such Oil and Gas Property on Schedule I attached hereto. This waiver is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Credit Agreement. The Agent and each of the Banks reserves the right to exercise any rights and remedies available to it in connection with any future defaults with respect to Section 6.04 of the Credit Agreement or any other provision of any Credit Document. Further, if any such transaction is not completed as described above, all consents granted hereunder shall be void. For purposes of this Section 2, "Net Cash Proceeds" means, with respect to any sale, transfer, or other disposition of any of the Borrower's or any of its Subsidiaries' Property, all cash and Liquid Investments received by the Borrower or any of its Subsidiaries from such sale, transfer or other disposition after (a) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with, and necessary for, any such sale, transfer, or other disposition; and (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Borrower and its Subsidiaries directly related to such sale, transfer or other disposition.

        Section 3.     Cash Collateral Account.

        (a) All funds in the Cash Collateral Account shall be invested and reinvested as instructed by the Borrower from time-to-time in Permitted Investments, as defined below, such investments and reinvestments to be made in the name of the Borrower at the sole risk of the Borrower from time-to-time by the Agent as provided in this Section 3(a). All income earned from and proceeds of the sale or other liquidation of Permitted Investments shall be credited to the Cash Collateral Account and shall become part of such account. For the purpose of this Amendment the term "Permitted Investments" shall mean (i) readily marketable direct obligations of the United States of America,
   (ii) certificates of deposit, eurodollar deposits, bankers acceptances, or commercial paper issued by the Agent, (iii) commercial paper if at the time of purchase such commercial paper is rated not less than "A-1" or "P-1" and
   (iv) securities issued or guaranteed by an agency of the government of the United States of America.

        (b) The Agent shall promptly furnish to the Borrower such information regarding the balance in the Cash
   Collateral Account as may be reasonably requested by the Borrower from time-to-time on a monthly basis.

        (c) As security for and as payment and performance of Borrower's obligations under the Credit Agreement (the "Obligations"), the Borrower hereby pledges, assigns and grants to the Agent for the benefit of the Banks a first and prior security interest and right of set-off in the Cash Collateral Account, all balances therein, all Permitted Investments in connection therewith, and all proceeds thereof.

         (d) Upon the payment and performance in full of all the Obligations and the termination of the Borrower's Obligations under the Credit Agreement, any Permitted Investments then held by the Agent shall be liquidated as instructed by the Borrower and any balance remaining in the Cash Collateral Account shall be paid to the Borrower.

        (e) On August 16, 1999, the Banks agree to release all of the funds out of the Cash Collateral Account to the Borrower for the sole purpose of paying interest on the Senior Notes; provided, however that after the Borrower pays the interest due and payable on the Senior Notes, to the extent that the Borrower is entitled to receive interest on any of the Senior Notes that it owns, such interest shall be deposited directly into the Cash Collateral Account and shall be immediately distributed to Den Norske Bank ASA as a prepayment of its Revolving Advances and permanent reduction of its Revolving Commitment and shall be credited against the $10,000,000 prepayment due September 30, 1999 as set forth in Section 4(a).

        (f) After the payment of interest on the Senior Notes on August 16, 1999, 75% of all Net Cash Proceeds thereafter received by the Borrower from the sale of its Oil and Gas Properties shall be deposited directly into the Cash Collateral Account and the remaining 25% of such funds shall be released to the Borrower to use in accordance with the terms and conditions of the Credit Agreement.

        (g) Any Bank may, at any time and in its sole discretion, release to the Borrower all or any portion of such Bank's Pro Rata Share of the balance in the Cash Collateral Account. Any portion not so released by such Bank shall continue to be held for the benefit of such Bank and shall be subject to the terms and conditions of the Credit Agreement.

        (h) To the extent there is a balance in the Cash Collateral Account on any of the prepayment dates specified in Section 4(a) below, such balance shall be distributed to the Banks and applied to the prepayment of the Revolving Advances; provided, however that at any time any Bank may in its sole discretion elect to have its Pro Rata Share of the amounts on deposit in the Cash Collateral Account distributed to such Bank as a prepayment of its outstanding Revolving Advances.

        Section 4.     Required Prepayments.  The Borrower
   shall make the following mandatory prepayments of the Revolving Advances:

        (a) Mandatory Prepayments. The Borrower agrees to make a mandatory prepayment of the outstanding principal amount of the Revolving Advances in an amount equal to (i) $10,000,000 on September 30, 1999, (ii) $5,000,000 on
   December 31, 1999, (iii) $5,000,000 on March 31, 2000 and
   (iv) the outstanding principal balance of the Revolving Advances on June 30, 2000; provided, however that any Bank may elect, by notice to the Agent by telephone (confirmed by telecopy) prior to any prepayment date, to decline all or any portion of such Bank's Pro Rata Share of any such prepayment of its Revolving Advances (such Bank or Banks being "Declining Banks"), in which case the aggregate amount of the prepayment due from Borrower on such prepayment date shall be reduced by the amount of the prepayment declined by the Declining Banks and the amount of the prepayment paid by the Borrower applied to reduce the Revolving Advances in according with the adjusted entitlements of the Banks.

        (b) Excess Cash Flow. On the fifteenth of each month commencing October 15, 1999, the Borrower shall deposit $250,000 into the Cash Collateral Account. On the last day of each month commencing October 31, 1999, the Borrower shall prepay the outstanding principal amount of the Revolving Advances in an amount equal to the greater of (i) $250,000 or (ii) 40% of the Excess Cash Flow for the preceding calendar month. The Banks agree to apply the $250,000 previously deposited in the Cash Collateral Account to the prepayment of the Revolving Advances. For the purposes of this Section 4(b), "Excess Cash Flow" means: (a) gross cash revenue from any source received by Borrower and its Subsidiaries during any calendar month; plus (b) cash retained by Borrower and its Subsidiaries under clause (d) of this definition for the immediately preceding month; less
   (c) the actual cash payments made by Borrower and its Subsidiaries during such calendar month for (i) leasehold operating expenses and other field level or lease level charges for operation other than capital expenditures, (ii) severance, ad valorem and other direct taxes on production, but excluding any federal, state or local income taxes,
   (iii) reasonable and customary general and administrative expenses which shall not exceed $450,000 during any calendar month, (iv) capital expenditures made by Borrower and its Subsidiaries for the maintenance of its current oil and gas properties, (v) payments of principal and interest on the Revolving Advances and (vi) capital expenditures described on Exhibit A; less (d) cash retained by Borrower and its Subsidiaries to pay any of the obligations described in clause (c) of this definition to the extent accrued and unpaid on the last day of such calendar month; less (e) cash retained by Borrower and its Subsidiaries to pay for capital expenditures described on Exhibit A. Notwithstanding the foregoing, any Bank may elect, by notice to the Agent by telephone (confirmed by telecopy) prior to any prepayment date, to decline all or any portion of such Bank's Pro Rata Share of any such prepayment of its Revolving Advances (such Bank or Banks being "Declining Banks"), in which case the aggregate amount of the prepayment due from Borrower on such prepayment date shall be reduced by the amount of the prepayment declined by the Declining Banks and the amount of the prepayment paid by the Borrower applied to reduce the Revolving Advances in according with the adjusted entitlements of the Banks. On the last day of each month commencing October 31, 1999, the Borrower shall deliver to each of the Banks a certificate dated as of such date from the president or chief financial officer of the Borrower certifying that the calculation of Excess Cash Flow as of the last day of the previous calendar month was true and correct. Notwithstanding anything herein to the contrary the Banks are not approving or disapproving any capital expenditures to be made by the Borrower, such decision to be made in the business judgment of the Borrower.

        (c) Application of Prepayments. Each prepayment pursuant to Section 4(a) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Each prepayment made under this Section 4 shall be applied to the Revolving Advances as determined by the Agent and agreed to by the Banks in their sole discretion.

        Section 5.  Reduction of Revolving Commitments.

        (a) The Borrower, the Agent, and the Banks hereby agree that the Revolving Commitments of the Banks under the Credit Agreement shall be modified to reflect the Revolving Commitments for the Banks set forth on the attached Schedule 2 and upon the effectiveness of this Agreement pursuant to
   Section 9 below, each such Bank's Revolving Commitment shall be the Revolving Commitment set forth on the attached
   Schedule 2 (such Revolving Commitment being subject to further amendment, reduction or termination pursuant to the terms of the Credit Agreement).

        (b) Upon each prepayment of the Revolving Advances pursuant to Sections 3 or 4, the Revolving Commitments shall be automatically and permanently reduced by the amount of such prepayment.

        Section 6. Amendments. The Credit Agreement shall, subject to the terms of this Amendment, be amended as follows:

        (a) Section 2.05(b). Section 2.05(b) shall be amended by adding an "or" after subsection (i) thereof, replacing the "or" with a period after subsection (ii) thereof and deleting subsection (iii) in its entirety.

        (b) Section 6.23. Section 6.23 is hereby renumbered as Section 6.18.

        (c) Section 6.19. A new Section 6.19 is added as follows:

                  Section 6.19. Accounts Payable. The Borrower shall not permit the aggregate amount of its accounts payable more than 90 days past due to be greater than $650,000, except for accounts payable subject to a bona fide dispute and for which adequate reserves are maintained in accordance with GAAP.

        (d) Section 6.20. A new Section 6.20 is added as follows:

        Section 6.20. Allowable General and Administrative Expenses. The Borrower shall not permit the amount of general and administrative expenses to be greater than $400,000 for each calendar month; provided, however that the amount of general and administrative expenses may be greater than $400,000 for any calendar month provided that such general and administrative expenses are not greater than $450,000 for such calendar month and provided further that the average monthly general and administrative expenses for each fiscal quarter is not greater than $400,000.

        Section 7. Suspension of Eurodollar Rate Advances. Subject to Section 8 below, effective July 14, 1999, each Revolving Borrowing consisting of Eurodollar Rate Advances shall be Converted to a Revolving Borrowing consisting of Reference Rate Advances bearing interest at the Adjusted Reference Rate in effect from time to time plus 2.0% (but in any event not to exceed the Maximum Rate). Further, the right of the Borrower to request continuations of, or conversions to, Revolving Borrowings consisting of Eurodollar Rate Advances is hereby suspended indefinitely until the Banks agree in writing that such right is reinstated.

        Section 8.   Effectiveness.  This Amendment shall
   become effective upon the date first set forth above when the Agent shall have received from the Borrower duly and validly executed originals of this Amendment.

        Section 9. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery and performance of the Asset Sale are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Documents are valid and subsisting and secure the Borrower's obligations under the Credit Agreement, (c) the representations and warranties of the Borrower contained in the Credit Documents are true and correct as of the date hereof, except as otherwise previously disclosed to the Agent, and (d) no Default has occurred and is continuing as of the date hereof.

        Section 10.    Choice of Law.   This Amendment shall be
   governed by and construed and enforced in accordance with the laws of the State of Texas.

        Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        This written agreement and the Credit Documents, as defined in the Credit Agreement, represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

        There are no unwritten oral agreements between the parties.

        EXECUTED as of the date first set forth above.

                                 UNION BANK OF CALIFORNIA, N.A.

                                 By:  CARL STUTZMAN
                                      Carl Stutzman
                                      Senior Vice President and Manager

                                 By:  DUSTIN GASPARI
                                      Dustin Gaspari
                                      Assistant Vice President


                                 DEN NORSKE BANK ASA

                                 By:    CHARLES E. HALL
                                 Name:  Charles E. Hall
                                 Title: Senior Vice President

                                 By:    J. MORTEN KREUTZ
                                 Name:  J. Morten Kreutz
                                 Title: First Vice President


   Acknowledged and accepted this
   13th day of August, 1999.

   RAM ENERGY, INC.

   By:  LARRY E. LEE
        Larry E. Lee
        President